ARCHER INVESTMENT SERIES TRUST

FOURTH AMENDMENT TO THE MANAGEMENT SERVICES AGREEMENT

THIS AMENDMENT, effective as of December 1, 2019, dated the 12th day of May, 2020 to the Management Services Agreement, dated as of January 28, 2010 (the “Agreement”) and thereafter amended from time to time, is entered into by and between ARCHER INVESTMENT SERIES TRUST, an Ohio business trust (the “Trust”), and ARCHER INVESTMENT CORPORATION, an Indiana corporation (the “Advisor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to modify the Exhibit to the Agreement to add one new Fund and correct the management fee for the Archer Dividend Growth Fund; and

WHEREAS, the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit of the Agreement is hereby superseded and replaced with the Amended Exhibit attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ARCHER INVESTMENT SERIES TRUST

ARCHER INVESTMENT CORPORATION

By: /s/ Troy C. Patton

By: /s/ Troy C. Patton

Troy C. Patton, Trustee

Troy C. Patton, President

Dated:

May 12, 2020

Dated: May 12, 2020

EXHIBIT TO THE MANAGEMENT SERVICES AGREEMENT

ARCHER INVESTMENT SERIES TRUST

Advisor Fee

Fund Name

Paid Monthly

Archer Balanced Fund

0.50%

Archer Income Fund

0.50%

Archer Stock Fund

0.50%

Archer Dividend Growth Fund

0.50%

Archer Focus Fund

0.50%

Archer Multi Cap Fund

0.50%